Exhibit 5
[Letterhead of M. Patricia Oliver]
March 28, 2006
BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

Re:	Registration Statement on Form S-4 (the “Registration Statement”) with respect to shares to be issued pursuant to the Agreement and Plan of
Merger by and between BB&T Corporation (“BB&T”) and Main Street
Banks, Inc. (“Main Street”) dated as of December 14, 2005 (the “Merger Agreement”)
Ladies and Gentlemen:
      I am Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T and am familiar with the registration of 14,963,129 shares of BB&T’s common stock, par value $5.00 per share (the “Shares”), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement that is being filed on the date hereof by BB&T with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.
      In connection with the foregoing, I and attorneys on my staff who are licensed to practice law in North Carolina have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein.
      Based on the foregoing, we are of the opinion that, when issued upon the terms and conditions set forth in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.
      I hereby consent to be named in the Registration Statement under the heading “LEGAL MATTERS” as the attorney who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ M. Patricia Oliver

M. Patricia Oliver
Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance
Officer